                                                                   EXHIBIT 10.11
                            STOCKHOLDERS AGREEMENT
                            ----------------------

          THIS STOCKHOLDERS AGREEMENT is made as of May 11, 1999, by and among Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"),
                                                                   -------
each of the Persons listed on Schedule I attached hereto (the "Bain
                              ----------                       ----
Stockholders"), each of the Persons listed on Schedule II attached hereto (the
------------                                  -----------
"Bear Stearns Stockholders") and the Person listed on Schedule III hereto (the
--------------------------                            ------------
"First Boston Stockholder").  The Bain Stockholders, the Bear Stearns
-------------------------
Stockholders and the First Boston Stockholder are collectively referred to as the "Stockholders" and individually as a "Stockholder". Capitalized terms used
     ------------                         -----------
herein are defined in Section 11 hereof.

          As of the date hereof, the Bain Stockholders', the Bear Stearns Stockholders' and the First Boston Stockholder's shares of common stock of ICS Merger Corp., a Pennsylvania corporation ("ICS"), will be converted into shares
                                           ---
of the Company's Class A Common Stock, par value $.01 per share, Class B Common Stock, par value $.01 per shares, and Class L Common Stock, par value $.01 per share (collectively, the "Common Stock") pursuant to a Merger Agreement, dated
                          ------------
as of January 20, 1999, between the ICS and the Company (as amended, the "Merger
                                                                          ------
Agreement").
---------

          The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Company and (ii) limiting the manner and terms by which the Stockholders' Common Stock may be transferred.

          1.   Representations and Warranties.  Each Stockholder represents and
               ------------------------------
warrants that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite his or its name on Schedule I, II or III
                                                         ---------------------
attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          2.   Preemptive Rights.
               -----------------

         (a) Except as set forth in subsection (b) below, the Company will not issue, sell or otherwise transfer for consideration to the Bain Stockholders, the Bear Stearns Stockholders or the First Boston Stockholder (an "Issuance") at
                                                                   --------
any time prior to a Public Offering, any Stockholder Shares or debt securities (or securities convertible into or exercisable or exchangeable for Stockholder Shares or debt securities) unless, at least 15 days prior to such Issuance, the Company notifies each holder of Stockholder Shares in writing of the Issuance (including the price, the purchasers thereof and the other terms thereof) and grants to each other holder of Stockholder Shares, the right (the "Right") to
                                                                   -----
subscribe for and purchase a portion of such additional shares or other securities so issued at the same price and on the same terms as issued in the Issuance equal to the quotient determined by dividing (1) the number of fully diluted shares of Common Stock held by such holder by (2) the total number of shares of Common Stock outstanding on a fully diluted basis. Notwithstanding the foregoing, if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders of Stockholder Shares exercising their Right pursuant to this Section shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The Right may be exercised by such holder at any time by written notice to the Company received by the Company within 10 days after receipt by such holder of the notice from the Company referred to above. The closing of the purchase and sale pursuant to the exercise of the Right shall occur not less than 10 days after the Company receives notice of the exercise of the Right and concurrently with the closing of the Issuance.

          (b) Notwithstanding the foregoing, the Right shall not apply to (i) issuances of Stockholder Shares or debt securities (or securities convertible into or exchangeable for, or options to purchase, Stockholder Shares or debt securities), pro rata to all holders of any class of Stockholder Shares, as a dividend on, subdivision of or other distribution in respect of, such class of Stockholder Shares, (ii) conversions or exchanges of one form or class of Stockholder Shares to another form or class of Stockholder Shares, (iii) issuances of Stockholder Shares upon exercise of any debt security issued by the Company, or (iv) the issuance of Stockholder Shares (or securities convertible into or exchangeable for, or options to purchase, Stockholder Shares) on customary, arm's length terms in connection with the provision by the Bain Stockholders, the Bear Stearns Stockholders, the First Boston Stockholder or Affiliates thereof of debt financing to the Company or its Subsidiaries.

          (c) The provisions of this Section 2 will terminate upon the consummation of a Public Offering or upon a Bain Exit.

          3.   Restrictions on Transfer of Stockholder Shares.
               ----------------------------------------------

          (a)  Transfer of Stockholder Shares.  Neither the Bear Stearns
               ------------------------------
Stockholders nor the First Boston Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether voluntarily or involuntarily, whether with or without consideration or by operation of law) (a "Transfer") (as defined
                                                          --------
in Section 3(b)) any interest in their Stockholder Shares except pursuant to and in accordance with Sections 3(b) (in connection with a Transfer by a Bain Stockholder only), 3(c), 4, 5 or 7 below.

          (b)  Participation Rights.
               --------------------

          (i) If the Bain Stockholders propose to enter into any sale to an Independent Third Party or to an affiliated group of Independent Third Parties pursuant to which such party or parties acquire more than 5% of the Stockholder Shares held by the Bain Stockholders in any transaction or series of transactions (excluding Public Sales and transfers and/or distributions to partners of the Bain Stockholders), then the Bear Stearns Stockholders and the First Boston Stockholder will be afforded an opportunity to participate in such transaction on, subject to Section 6, the same terms and conditions as applicable to the other holders of Stockholder Shares participating in such transaction. If any stockholder other than the Bain Stockholders (each a "Transferring Stockholder") has elected to participate in such sale, the
      ------------------------
     Bain Stockholders and such Transferring Stockholder shall be entitled to sell in the contemplated sale a number of shares of such class of Stockholder Shares equal to the product of (A) the quotient determined by dividing the percentage of such class of Stockholder Shares owned by the Transferring Stockholder by the aggregate percentage of such class of Stockholder Shares owned by the stockholders participating in such sale (which in the case of a sale by Bain Stockholders may include the Bear Stearns Stockholders and which in the case of a sale by Bear Stearns Stockholders may include the Bain Stockholders) and (B) the number of Stockholder Shares to be sold in the contemplated sale. Subject to the first sentence of this Section 3(b)(i), the Bear Stearns Stockholders and the First Boston Stockholder will take all necessary or desirable actions in connection with the consummation of any such transaction as requested by the Bain Stockholders including, without limitation, executing the applicable purchase agreement.

          (ii) Notwithstanding the foregoing, in the event that the Bain Stockholders intend to transfer shares of more than one class of Stockholder Shares (for purposes of this clause (ii) treating the Company's Class A Common Stock and Class B Common Stock the same), each Transferring Stockholder will not be entitled to participation rights pursuant to this
     Section 3(b) unless such Transferring Stockholder sells in the contemplated sale a pro rata portion of shares of all such classes of Stockholder Shares, which portion shall be determined in the manner set forth in
     Section 3(b)(i).

          (iii) The Bain Stockholders will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of any Transferring Stockholders in any contemplated sale, and the Bain Stockholders will not transfer any of their Stockholder Shares to the prospective transferee(s) unless (i) the prospective transferee(s) agree to allow the participation of the Transferring Stockholders or (ii) the Bain Stockholders agree to purchase on the same terms and conditions the number of such class of Stockholder Shares from any Transferring Stockholders which such Transferring Stockholders would have been entitled to sell pursuant to this Section 3 on the same terms and conditions as the Bain Stockholders.

          (c)    Permitted Transfers. The restrictions set forth in this Section
                 -------------------
3 shall not apply with respect to any Transfer of Stockholder Shares (i) pursuant to the terms of the Registration Agreement, dated as of the date hereof, by and between the Company and certain of its stockholders, or (ii) by any Stockholder among its Affiliates (including for purposes of this Section 3(c) with respect to the Bear Stearns Stockholders, any Affiliate of The Bear Stearns Companies Inc. or with respect to the First Boston Stockholder, any Affiliate of Credit Suisse First Boston); provided that the restrictions
                                          --------
contained in this Section 3 shall continue to be applicable to the Stockholder Shares after any Transfer of the type referred to in clause (ii) above; and provided further that the transferees of such Stockholder Shares shall have
-------- -------
agreed in writing to be bound by the provisions of this Agreement and the Voting Agreement affecting the Stockholder Shares so transferred. Any transferee of Stockholder Shares pursuant to a Transfer in accordance with the provisions of this Section 3(c) is herein referred to as a "Permitted
                                                            ---------
Transferee". Notwithstanding the foregoing, no party hereto shall avoid the
----------
provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee. In addition, the Bear Stearns Stockholder shall not permit its equity interests to be held by any Person that is not an Affiliate of The Bear Stearns Companies Inc. and the First Boston Stockholder shall not permit its equity interests to be held by any Person that is not an Affiliate of Credit Suisse First Boston.

          (d)  Termination of Restrictions.  The restrictions set forth in
               ---------------------------
Section 3 shall continue with respect to each Stockholder Share until the earlier of (i) the consummation of a Qualified Initial Public Offering or (ii) the seventh anniversary of the date hereof; provided, however, that after the
                                            --------  -------
fifth anniversary hereof, (I) if a Pooling Dissolution Event (as hereinafter defined) has not previously occurred, the Bear Stearns Stockholders may Transfer their Stockholder Shares if and only if the proposed transferee agrees in writing to appoint an Affiliate of the Bear Stearns Stockholders to the Board pursuant to the Voting Agreement or otherwise through the seventh anniversary of the date hereof or (II) if a Pooling Dissolution Event has previously occurred, prior to giving effect to any such transfer, the Bear Stearns Stockholders shall have taken all actions reasonably requested by the Bain Stockholders to assure that the Bain Stockholders can convert all or any portion of its Class B Common Stock into Class A Common Stock before giving effect to such Transfer and agree to vote with the Bain Stockholders to increase the size of the Board and appoint a designee of the Bain Stockholders so that the Bain Stockholders have control of the Board after giving effect to such Transfer.

          4.   Unaffiliated Sale of the Company.
               --------------------------------

          (a) If the Board approves an Unaffiliated Sale of the Company (an "Approved Sale"), then each holder of each class of Stockholder Shares will vote
 -------------
for, consent to and raise no objections against such Approved Sale. Each holder of each class of Stockholder Shares will, to the maximum extent permitted by applicable law, waive any dissenters' rights, appraisal rights or similar rights in connection with such Approved Sale, and if such Approved Sale is a sale of stock, each holder of such class of Stockholder Shares will agree to sell (including, without limitation, by executing definitive agreements with respect thereto) up to all of his or her shares of Stockholder Shares on the terms and conditions approved by the Board; provided that the terms and conditions of such
                                  --------
transaction applicable to each Stockholder with respect to such class of Stockholder Shares are the same as those applicable to the stockholder holding the largest number of shares of such class of Stockholder Shares (including, subject to Section 6 below, the price per share and the type of consideration, but excluding reasonable investment banking and advisory fees customarily charged by the Bain Stockholders, the Bear Stearns Stockholders, the First Boston Stockholder and their Affiliates for transactions of such type). Subject to the immediately preceding proviso, each holder of Stockholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Board or the Company.

          (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

          (c) Each of the holders of Stockholder Shares (if any) will bear their pro-rata share (based upon the number of shares of Class A Common and Class B Common sold) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all or substantially all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by each holder of Stockholder Shares on its own behalf will not be considered costs of the transaction hereunder.

          (d) The provisions of this Section 4 shall terminate at the time of a Qualified Initial Public Offering.

          5.   Bain Sale of the Company.
               ------------------------

          (a) If a majority of the members of the Board (including the vote of any director appointed by the Bear Stearns Stockholders pursuant to the terms of the Voting Agreement, dated as of the date hereof, by and among the Company and its stockholders) which are not affiliated with or designated by the Bain Stockholders (the "Non-Bain Directors") approve a Bain Sale of the Company (an
                   ------------------
"Approved Bain Sale"), then each holder of Stockholders Shares that is not
 ------------------
affiliated with the Bain Stockholders will vote for, consent to and raise no objections against such Approved Bain Sale. Each such holder of each class of Stockholders Shares will, to the maximum extent permitted by applicable law, waive any dissenters' rights, appraisal rights or similar rights in connection with such Approved Bain Sale, and in the event that such Approved Bain Sale is a sale of stock, each such holder of Stockholders Shares will agree to sell up to all of his or her Stockholders Shares (including, without limitation, by executing definitive agreements with respect to the sale thereof) on the terms and conditions approved by the Non-Bain Directors; provided that the terms and
                                                   --------
conditions of such transaction applicable to each Stockholder that is not a Bain Stockholder or an Affiliate thereof with respect to such class of Stockholder Shares are the same as those applicable to the stockholder holding the largest number of shares of such class of Stockholder Shares that is not a Bain Stockholder or an Affiliate thereof (including, subject to Section 6 below, the price per share and the type of consideration, but excluding reasonable investment banking and advisory fees customarily charged by the Bear Stearns Stockholders, the First Boston Stockholder and their Affiliates for transactions of such type). Each such holder of Stockholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Bain Sale as requested by the Non-Bain Directors, the Bain Stockholders or the Company.

          (b) If, in relation to an Approved Bain Sale, the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholders Shares will, at the request of the Company or the Bain Stockholders appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company and the Bain Stockholders. If any holder of Stockholders Shares appoints a purchaser representative designated by the Company or the Bain Stockholders, the Company will pay the fees of such purchaser representative, but if any holder of Stockholders Shares declines to appoint the purchaser representative designated by the Company or the Bain Stockholders, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

          (c) Each of the holders of Stockholder Shares (if any) will bear their pro-rata share (based upon the number of shares of Class A Common and Class B Common sold by stockholders) of the costs of any sale of Stockholder Shares pursuant to an Approved Bain Sale to the extent such costs are incurred for the benefit of all or substantially all holders of Common Stock that are not affiliated with the Bain Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by each holder of Stockholder Shares on its own behalf will not be considered costs of the transaction hereunder.

          (d) The provisions of this Section 5 shall terminate at the time of a Qualified Initial Public Offering.

          6.   Distributions upon Sale of the Company, etc.  In the event of a
               --------------------------------------------
sale or exchange by the Stockholders of Stockholder Shares held by the Stockholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise) in connection with an Approved Sale or an Approved Bain Sale each Stockholder shall receive in exchange for the Stockholder Shares held by such Stockholder participating in such sale, the same portion of the aggregate consideration from such sale or exchange that such Stockholder would have received if such aggregate consideration had been distributed by the Company to the holders of capital stock of the Company participating in such sale, in complete liquidation pursuant to the rights and preferences set forth in the Company's Amended and Restated Articles of Incorporation as in effect immediately prior to such sale or exchange (and assuming that the only shares of capital stock of the Company outstanding were the shares of capital stock of the Company participating in such sale). Each holder of Stockholder Shares shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.

          7.   Initial Public Offering.  In the event that the Board approves an
               -----------------------
initial public offering and sale of Common Stock (a "Public Offering") pursuant
                                                     ---------------
to an effective registration
statement under the Securities Act of 1933, as amended, the holders of Common Stock shall take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure would adversely affect the marketability of the offering, each holder of Common Stock shall consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters and the Board find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities take into account the rights and
--------
preferences set forth in the Company's Amended and Restated Articles of Incorporation as in effect immediately prior to such Public Offering.

          8.   Restrictive Legend; Additional Restriction on Transfer.  Each
               ------------------------------------------------------
certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT, DATED AS OF MAY, 1999 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the definition of Stockholder Shares set forth in Section 10 hereof.

          9.   Covenants.  Until such time as the Company has consummated a
               ---------
Qualified Initial Public Offering or until such time as the Bain Stockholders and their Affiliates no longer hold at least 50% of the Common Stock (as adjusted to reflect stock splits, stock dividends, stock combinations or recapitalizations) they own as of the date hereof on a fully-diluted basis, without the prior written consent of the holders of at least a majority of the shares of Common Stock then held by all of the Bain Stockholders, the Company shall not (and no Stockholder shall vote its shares, either at a stockholder meeting or by written consent, so as to cause or permit the Company to):

          (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities pursuant to the terms of the Company's Articles of Incorporation as in effect from time to time (the "Articles of Incorporation");
              -------------------------

          (b) directly or indirectly redeem, purchase or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase or otherwise acquire, any of the Company's or any subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than pursuant to the mandatory redemption or repurchase terms of the Executive Stock Agreements and the Executive Stock and Option Agreements executed by the Company as of the date hereof, or directly or indirectly enter into, issue, redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

          (c) authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (A) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (B) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) of the Company or any of its Subsidiaries other than pursuant to the Executive Stock and Option Agreements executed as of the date hereof;

          (d) make, or permit any of its Subsidiaries to make, any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than a wholly-owned subsidiary), except for (A) reasonable advances to employees in the ordinary course of business and (B) investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million,
(3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc. or (4) loans to the Company's management pursuant to the terms of Promissory Notes executed as of the date hereof;

          (e) merge or consolidate with any Person or permit any of its Subsidiaries to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

          (f) sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, license or otherwise dispose of, any of the assets of the Company and its Subsidiaries in any transaction or series of related transactions (other than sales of inventory, furniture, fixtures and equipment in the ordinary course of business) or sell or dispose of any of its or any of its Subsidiaries' intellectual property rights;

          (g) liquidate, dissolve or effect a recapitalization or reorganization, or permit any of its Subsidiaries to liquidate, dissolve or effect a recapitalization or reorganization, in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

          (h) acquire, or permit any of its Subsidiaries to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any partnership or joint venture;

          (i) enter into, or permit any of its Subsidiaries to enter into, the ownership, active management or operation of any business other than the line of business of the Company existing on the date of this Agreement;

          (j) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Registration Agreement dated as of the date hereof by and between the Company and certain of its stockholders (the "Registration Agreement"), the
                                                  ----------------------
Voting Agreement dated as of the date hereof by and between the Company and certain of its stockholders (as amended, modified, waived or supplemented from time to time, the "Voting Agreement"), the Articles of Incorporation or the
                   ----------------
Company's bylaws, in case as in effect from time to time;

          (k) make any amendment to the Articles of Incorporation, the Company's bylaws, the Registration Agreement or the Voting Agreement;

          (l) enter into (except for Executive Stock Agreements and Executive Stock and Option Agreements and any other ancillary agreements executed as of the date hereof), or amend, modify or supplement (or waive any rights under), or permit any of its subsidiaries to enter into, amend, modify or supplement (or waive any rights under), any agreement, transaction, commitment or arrangement with any of its or any of its Subsidiaries' officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms approved by the Board;

          (m) pay or increase any compensation (including salary, bonuses and other forms of current and deferred compensation) to any officer or director of the Company or any of its Subsidiaries, or elect, appoint or remove any executive officer of the Company or its Subsidiaries;

          (n) establish or acquire (A) any Subsidiaries other than wholly-owned Subsidiaries or (B) any Subsidiaries (other than wholly-owned Subsidiaries) organized outside of the United States and its territorial possessions;

          (o) create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any indebtedness (or any guaranty of indebtedness or obligations of any other Person), other than indebtedness under its senior credit facility(as in existence on the date hereof) or trade payables and other current liabilities incurred in the ordinary course of business;

          (p) create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any liens or other encumbrances on its assets, other than statutory liens incurred in the ordinary course of business, liens for taxes not yet due and payable or liens otherwise permitted under its senior credit facility (as in existence on the date hereof);

          (q) make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $5,000,000 in the aggregate on a consolidated basis during any twelve-month period;

          (r) enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $2,000,000 on a consolidated basis for any twelve-month period;

          (s)  change its fiscal year;

          (t) increase the authorized size of its board of directors above six members or decrease the authorized size of its board of directors below six members;

          (u) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to the Company's existing stock option and employee stock ownership plans;

          (v) initiate or settle any lawsuit, arbitration or similar proceeding, or permit any of its Subsidiaries to initiate or settle any lawsuit, arbitration or similar proceeding other than any settlement, lawsuit or arbitration which does not individually exceed $100,000 or together with all other settlements, lawsuits and arbitrations exceed $500,000 any one fiscal year;

          (w) authorize, approve, adopt or amend the Company's annual budget or capital expenditure budget, or its strategic plans, or permit any of its Subsidiaries to authorize, approve, adopt or amend such Subsidiary's annual budget or capital expenditure budget, or its strategic plans;

          (x) select, retain or remove the independent certified public accountants or counsel for the Company or any of its subsidiaries, or adopt (or modify in any material respect) any accounting policy or tax policy; or

          (y) make an assignment for the benefit of creditors, decide to subject the Company or any of its Subsidiaries to any proceedings under any bankruptcy or insolvency law, decide to avail the Company or any of its Subsidiaries of the benefit of legislation for the benefit of debtors, or take steps to wind up or terminate the Company's or any of its Subsidiaries' existence.

The Company shall not give effect to any action by any Stockholder or any other Person that is in contravention of this Section 9. The Bain Stockholders may expressly condition any consent to an issuance or sale (or a redemption, repurchase or other acquisition) of any shares of the Company's capital stock upon being afforded two business days' notice prior to the consummation by the Bain Stockholders of an exchange of any shares of Class A Common or Class B Common for shares of Class B Common or Class A Common, respectively.

The provisions of this Section 9 shall not be given effect at such times, if any, that a majority of the members of the board of directors of the Company are comprised of Affiliates of Bain Stockholders.

          10.  Transfer.  Prior to transferring any Stockholder Shares (other
               --------
than a Public Sale, an Approved Sale or an Affiliated Approved Sale) to any Person, the transferring Stockholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

          11.  Definitions.
               -----------

          "Affiliate" means, when used with reference to a specified Person, any
           ---------
Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group. It is understood and agreed that any portfolio company in which a Bain Stockholder or any other Affiliate thereof which is a private equity fund holds in excess of 30% of the outstanding capital stock is an "Affiliate" of such Bain Stockholder for purposes of this Agreement, that any portfolio company in which a Bear Stearns Stockholder or any other Affiliate thereof that invests primarily in equity securities holds in excess of 30% of the outstanding capital stock is an "Affiliate" of such Bear Stearns Stockholder for purposes of this Agreement, and that any portfolio company in which the First Boston Stockholder or any other Affiliate thereof that invests primarily in equity securities holds in excess of 30% of the outstanding capital stock is an "Affiliate" of such First Boston Stockholder for purposes of this Agreement.

          "Bain Exit" means (i) a sale of all or substantially all of the
           ---------
consolidated assets of the Company to any Person other than the Bain Stockholders or their Affiliates or (ii) the transfer or other disposition of capital stock to any Person after giving effect to which the Bain Stockholders and their Affiliates own less than 5% of the outstanding shares of capital stock of the Company and any capital stock received in connection with an Organic Change (as hereinafter defined) (in each case, whether by merger, consolidation, sale of the Company's capital stock or otherwise).

          "Bain Sale of the Company" means (i) a sale of all or substantially
           ------------------------
all of the consolidated assets of the Company to one or more of the Bain Stockholders or their Affiliates, or (ii) the transfer or other disposition to the Bain Stockholders or their Affiliates of outstanding shares of capital stock of the Company (in each case, whether by merger, consolidation, sale of the Company's capital stock or otherwise) such that after giving effect to such transfer the Bain Stockholders and their Affiliates own all or substantially all of the shares of the Company's capital stock (in each case, whether by merger, consolidation, sale of the Company's capital stock or otherwise).

          "Independent Third Party" means any Person who, immediately prior to
           -----------------------
the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock and who is not the spouse or descendant (by birth or adoption) of any such 5% owner of the Common Stock.

          "Organic Change" means any recapitalization, reorganization,
           --------------
reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Pooling Dissolution Event" means the promulgation, adoption or
           -------------------------
modification of any rules, interpretations or regulations by FASB or any other governmental agency, the result of which is to cause the Company to no longer be able to be a part of a business combination on any date after May 12, 2001 that would qualify for pooling of interests accounting treatment.

          "Public Sale" means any sale of Stockholder Shares to the public
           -----------
pursuant to an offering registered under the Securities Act (a "Registered
                                                                ----------
Offering") or at any time after a Registered Offering to the public through a
--------
broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Qualified Initial Public Offering" means the initial sale by the
           ---------------------------------
Company of any class or classes of the Common Stock in an offering registered under the Securities Act, other than an offering made solely in connection with a business acquisition or combination or an employee benefit plan, but only if the aggregate gross proceeds received by the Company and/or its stockholders in such initial sale or series of such sales in the aggregate are in excess of $50 million.

          "Sale of the Company" means (i) a Bain Sale of the Company, or (ii) an
           -------------------
Unaffiliated Sale of the Company.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Stockholder Shares" means (i) any Common Stock purchased or otherwise
           ------------------
acquired by any Stockholder, (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been sold in a Public Sale.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

          "Unaffiliated Sale of the Company" means (i) a sale of all or
           --------------------------------
substantially all of the consolidated assets of the Company to any Person other than the Bain Stockholders or their Affiliates, or (ii) the transfer or other disposition to any Person other than the Bain Stockholders or their Affiliates of more than 50% of the outstanding shares of capital stock of the Company (in each case, whether by merger, consolidation, sale of the Company's capital stock or otherwise).

          12.  Transfers in Violation of Agreement.  Any Transfer or attempted
               -----------------------------------
Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          13.  Amendment and Waiver.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of each class of the Stockholder Shares; provided that in the event
                                                  --------
that such modification, amendment, action or waiver (or any action with the effect of amending, modifying or waiving) would adversely affect the Bear Stearns Stockholders or the First Boston Stockholder in a manner different than the Bain Stockholders or otherwise reduce or diminish any rights that are applicable to the Bear Stearns Stockholders or the First Boston Stockholders unless the same rights applicable to the Bain Stockholders are reduced or diminished in the same manner, then such modification, amendment or waiver will require the consent of the

Bear Stearns Stockholders or the First Boston Stockholder, as applicable. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          14.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15.  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          16.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          17.  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          18.  Remedies.  The Company, the Bain Stockholders, the Bear Stearns
               --------
Stockholders and the First Boston Stockholder shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, any of the Bain Stockholders, the Bear Stearns Stockholders or the First Boston Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          19.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, or sent by certified mailed (return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, received by certified mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          Integrated Circuit Systems, Inc.
          2435 Boulevard of the Generals
          Valley Forge, PA 19482
          Attn: Chairman of the Board

          With copies to: (which shall not constitute notice to the Company)
          --------------

          Pepper Hamilton LLP
          3000 Two Logan Square
          18/th/ and Arch Streets
          Philadelphia, PA 19103
          Facsimile: (215) 981-4750
          Attn: Robert A. Friedel

          and

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts  02116
          Attn: David Dominik
                Michael Krupka
                Yoo Jin Kim

          and

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attn: Jeffrey C. Hammes, P.C.
                Jeffrey Seifman

          20.  Governing Law. The corporate law of the Commonwealth of
               -------------
Pennsylvania shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of

Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

          21.  Business Days.  If any time period for giving notice or taking
               -------------
action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          22.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          23.  Expenses.  The Company agrees to pay, and hold each of the Bain
               --------
Stockholders, the Bear Stearns Stockholders and the First Boston Stockholder harmless against liability for the payment of, (i) its fees and expenses (including its fees and expenses of its counsel and other advisors) arising in connection with the preparation, execution, interpretation, administration, and monitoring of, and enforcement of its rights under this Agreement and the Merger Agreement and the other agreements, documents and instruments contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of such agreements, documents and (iii) stamp and other taxes and filing fees which may be payable in respect of the execution and delivery of such agreements, documents and instruments or the acquisition or conversion of Stockholder Shares from time to time.

          24.  Certain Transactions with Bain. Following the date of the
               ------------------------------
consummation of the Merger, (i) the Company will not effect a Sale of the Company to any portfolio company of the Bain Stockholders, and (ii) the Company will not, and the Company will not permit any of its Subsidiaries to, agree to consummate (or consummate) any non-material transaction that is not on an arms-length basis or otherwise enter into or consummate any material transaction whether or not on an arms-length basis with the Bain Stockholders or their Affiliates, other than pursuant to agreements entered into on or prior to the date hereof or agreed upon by the Non-Bain Directors, in each case unless such transaction has been approved by the Non-Bain Directors (which for purposes of this Section 24 shall include the vote of any director appointed by the Bear Stearns Stockholders pursuant to the Voting Agreement).

          25.  Rights Granted to the Bain Stockholders, the Bear Stearns
               ---------------------------------------------------------
Stockholders, the First Boston Stockholder and their Affiliates. Any rights
---------------------------------------------------------------
granted to the Bain Stockholders, the Bear Stearns Stockholders, the First Boston Stockholder or their Affiliates hereunder may also be exercised (in whole or in part) by its designees (which may be Affiliates).

          26.  Further Assurances. In connection with any Sale of the Company
               ------------------
structured to achieve pooling of interest accounting treatment, the Stockholders will take such actions as reasonably requested by the Board in order to achieve and maintain pooling of interests accounting treatment.

          27.  Voting Agreement.  Except as otherwise provided herein, from and
               ----------------
after the date hereof until the provisions of this Section 27 cease to be effective, the First Boston Stockholder and its transferees shall vote all of its Stockholder Shares and take all other necessary or desirable actions within their control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) as requested from time to time by the holders of a majority of the voting shares of Common Stock. The provisions of this Section 27 shall cease to be effective upon the earlier of the consummation of (i) a Qualified Initial Public Offering, or (ii) a Bain Exit.

          28.  Construction.  References herein to this Agreement and any other
               ------------
agreement shall be references to such agreement, as amended, modified, supplemented or waived from time to time.

                   *       *       *       *       *       *

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.


                                        COMPANY:
                                        -------

                                        INTEGRATED CIRCUIT SYSTEMS, INC.

                                        By:   /s/ Hock E. Tan
                                              ----------------------------------
                                        Name: Hock E. Tan
                                        Its:  Chief Executive Officer


                  [Signature Page to Stockholders Agreement]

                                    BAIN STOCKHOLDERS:
                                    -----------------

                                    BAIN CAPITAL FUND VI, L.P.

                                    By:  Bain Capital Partners VI, L.P.
                                    Its: General Partner

                                    By:  Bain Capital Investors VI, Inc.
                                    Its: General Partner

                                    By:   /s/ Michael Krupka
                                          ------------------------------
                                    Name: Michael Krupka
                                    Its:  Managing Director


                                    BCIP TRUST ASSOCIATES II


                                    By:   /s/ Michael Krupka
                                          ------------------------------


                                    BCIP TRUST ASSOCIATES II-B


                                    By:   /s/ Michael Krupka
                                          ------------------------------


                                    BCIP ASSOCIATES II

                                    By:   /s/ Michael Krupka
                                          ------------------------------
                                          A Partner


                  [Signature Page to Stockholders Agreement]

                                    BAIN STOCKHOLDERS:
                                    -----------------


                                    BCIP ASSOCIATES II-B

                                    By:  /s/ Michael Krupka
                                         ------------------------------
                                         A Partner


                                    BCIP ASSOCIATES II-C

                                    By:  /s/ Michael Krupka
                                         ------------------------------
                                         A Partner

                                    PEP INVESTMENTS PTY LTD.

                                    By:  /s/ Michael Krupka
                                         ------------------------------

                  [Signature Page to Stockholders Agreement]

                                    BAIN STOCKHOLDERS:
                                    -----------------


                                    RANDOLPH STREET PARTNERS II

                                    By:  /s/ Jeffrey Seifman
                                         ------------------------------

                                    Its: ______________________________


                                    RANDOLPH STREET PARTNERS 1998
                                    DIF, L.L.C.

                                    By:  /s/ Jeffrey Seifman
                                         ------------------------------

                                    Its: ______________________________


                  [Signature Page to Stockholders Agreement]

                                    BAIN STOCKHOLDERS:
                                    -----------------


                                    BEAR STEARNS STOCKHOLDERS:
                                    -------------------------

                                    ICST ACQUISITION CORP.

                                    By:  /s/ Bodil Arlander
                                         -------------------------------
                                    Its: _______________________________


                  [Signature Page to Stockholders Agreement]

                                    BAIN STOCKHOLDERS:
                                    -----------------


                                    FIRST BOSTON STOCKHOLDER:
                                    ------------------------

                                    INTEGRATED CIRCUIT SYSTEMS EQUITY INVESTORS,
                                    L.L.C.

                                    By:  /s/ ILLEGIBLE
                                         -------------------------------
                                    Its:
                                         -------------------------------


                  [Signature Page to Stockholders Agreement]

                                  SCHEDULE I
                                  ----------

Name and Address                      Number of Stockholder Shares
----------------                      ----------------------------
                                       Class A    Class B         Class L
                                       Voting    Non-voting       Voting
                                      ---------  ----------      ---------
Bain Capital Fund VI, L.P.            5,606,914   4,143,220      1,083,349
BCIP Associates II                    1,142,187     844,017        146,428
BCIP Trust Associates II                336,921     248,967        123,876
BCIP Associates II-B                    150,760     111,404         33,324
BCIP Trust Associates II-B               97,858      72,312         30,197
BCIP Associates II-C                    296,838     219,348         57,354
PEP Investments PTY Ltd.                 18,690      13,811          3,611
Randolph Street Partners II              90,000          --         10,000
Randolph Street Partners 1998 DIF,       45,000          --          5,000
 L.L.C.

in each case:

c/o Bain Capital, Inc.
Two Copley Place, 7/th/ Floor
Boston, Massachusetts 02116
Attn: David Dominik
      Michael Krupka
      Yoo Jin Kim

with a copy to:

Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Attn: Jeffrey Hammes, P.C.
      Jeffrey Seifman

                                  SCHEDULE II
                                  -----------

Name and Address                  Number of Stockholder Shares
----------------                 ------------------------------
                                  Class A    Class B    Class L
                                  Voting    Non-voting  Voting
                                 ---------  ----------  -------
ICST Acquisition Corp.           4,434,416          --  492,713
c/o Bear, Stearns & Co. Inc.
245 Park Avenue, 20/th/ Floor
New York, New York 10167
Attn: John Howard
      Bo Arlander

with a copy to:

Kirkland & Ellis
655 Fifteenth Street, N.W.
Washington, D.C. 20005
Attn:  Richard L. Perkal

                                 SCHEDULE III
                                 ------------

Name and Address                                Number of Stockholder Shares
----------------                                ----------------------------
                                                Class A   Class B    Class L
                                                Voting   Non-voting  Voting
                                                -------  ----------  -------
Integrated Circuit Systems Equity Investors,    225,000          --   25,000
L.L.C.
c/o Credit Suisse First Boston
11 Madison Avenue
New York, New York 10167
Attn: Richard Gallant
      Jonathan Cary

                                 SCHEDULE III
                                 ------------


Name and Address                                Number of Stockholder Shares
----------------                                ----------------------------
Integrated Circuit Systems Equity Investors,                         250,000
L.L.C.
c/o Credit Suisse First Boston
11 Madison Avenue
New York, New York 10167
Attn: Richard Gallant
      Jonathan Cary
